Exhibit 99.03

FOR IMMEDIATE RELEASE

YAHOO! NAMES FRED AMOROSO CHAIRMAN AND

APPOINTS ROSS LEVINSOHN INTERIM CEO

BOARD ANNOUNCES SETTLEMENT WITH THIRD POINT LLC

Sunnyvale, Calif. – May 13, 2011 – Yahoo! Inc. (NASDAQ: YHOO) today announced that the Board of Directors has named Fred Amoroso as Chairman of the Board of Directors and Ross Levinsohn as interim Chief Executive Officer, effective immediately. The Company also announced that its Board has reached an agreement with Third Point LLC (“Third Point”) to settle its pending proxy contest related to the Company’s 2012 annual meeting of shareholders.

Mr. Amoroso replaces Roy Bostock, who has stepped down from his role as Non-Executive Chairman in order to accelerate the leadership transition for the new Board. Mr. Levinsohn replaces Scott Thompson, former Chief Executive Officer, who has left the Company.

Under the Board’s settlement agreement with Third Point, three Third Point nominees – Daniel S. Loeb, Harry J. Wilson, and Michael J. Wolf – will join the Yahoo! Board, effective May 16, 2012. Mr. Bostock, along with Patti Hart, VJ Joshi, Arthur Kern and Gary Wilson, all of whom previously disclosed their intentions not to stand for re-election, as well as Mr. Thompson, have decided to step down from the Board immediately.

As a part of the settlement agreement, Third Point, which owns an aggregate of 70,545,400 shares, or 5.8% of Yahoo! common stock, has agreed to withdraw its previous Board nominations for consideration at the annual meeting and vote its shares in support of Yahoo!’s nominees. Yahoo!’s slate of director nominees for election or re-election at the 2012 annual meeting of stockholders will now include Fred Amoroso, John Hayes, Peter Liguori, Thomas McInerney, Maynard Webb, Sue James, David Kenny, Brad Smith, Daniel S. Loeb, Harry J. Wilson and Michael J. Wolf.

As interim CEO, Mr. Levinsohn will manage the Company’s day-to-day operations with assistance from Yahoo!’s existing senior leadership team.

“The Board is pleased to announce these changes and the settlement with Third Point, and is confident that they will serve the best interests of our shareholders and further accelerate the substantial advances the Company has made operationally and organizationally since last August. The Board believes in the strength of the Company’s business and assets, and in the opportunities before us, and I am honored to work closely with my fellow directors and Ross to continue to drive Yahoo! forward,” said Fred Amoroso, Chairman of the Yahoo! Board of Directors.

Mr. Amoroso continued, “On behalf of the entire Board, I would also like to thank Patti, VJ, Arthur, Gary and, in particular, Roy, for their dedicated long-term service and contributions to the Board and Yahoo!.”

Third Point Chief Executive Officer Daniel S. Loeb stated: “Harry, Michael and I are delighted to join the Yahoo! Board and work collaboratively with our fellow directors to foster a culture of leadership dedicated to innovation, excellence in corporate governance, and responsiveness to users, advertisers and partners. We are confident this Board will benefit from shareholder representation, and we are committed to working with new leadership to unlock Yahoo!’s significant potential and value.”

Third Point Director Nominee Jeff Zucker stated: “I have been supportive of Third Point’s efforts since Daniel asked me to join the slate. When I became aware of Yahoo!’s offer of three board seats to Third Point, I approached Daniel and let him know that I would be happy to step aside to quickly facilitate a settlement. I believe that it is in Yahoo!’s best interests to avoid a prolonged proxy fight and have new board members immediately to help move the company forward. While there is clearly much work to be done, this is the right combination of talented executives to do just that.”

About Yahoo!

Yahoo! is the premier digital media company, creating deeply personal digital experiences that keep more than half a billion people connected to what matters most to them, across devices and around the globe. And Yahoo!’s unique combination of Science + Art + Scale connects advertisers to the consumers who build their businesses. Yahoo! is headquartered in Sunnyvale, California. For more information, visit the pressroom (pressroom.yahoo.net) or the company’s blog, Yodel Anecdotal (yodel.yahoo.com).

About Third Point LLC

About Third Point LLC: Third Point is an investment firm headquartered in New York, managing $9.0 billion in assets, including a London Stock Exchange listed closed-end fund. Founded in 1995, Third Point follows an event-driven approach to investing globally.

Forward-Looking Statements

This press release contains forward-looking statements concerning such matters as Yahoo!’s new directors and strategic activities and plans. Risks and uncertainties may cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of any strategic plans as well as Yahoo!’s ongoing strategic and cost initiatives; Yahoo!’s ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks related to Yahoo!’s regulatory environment; interruptions or delays in the provision of Yahoo!’s services; security breaches; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!’s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims and recent derivative and class actions; Yahoo!’s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; transition and implementation risks associated with the Search Agreement with Microsoft Corporation; and risks that the benefits of the Framework Agreement Yahoo! entered into with Alibaba Group, Softbank Corporation and certain other parties regarding Alipay may not be realized. All information set forth in this press release is as of May 13, 2012. Yahoo! does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect Yahoo!’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo!’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Important Additional Information

Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read Yahoo!’s 2012 definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Yahoo!’s 2012 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo! with the SEC in connection with its 2012 annual meeting of shareholders for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials may also be requested from Yahoo!’s proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-9499 (toll-free) or by email at info@innisfreema.com. Yahoo!, its directors, executive officers and certain employees are deemed participants in the solicitation of proxies from shareholders in connection with Yahoo!’s 2012 annual meeting of shareholders. Information regarding Yahoo!’s directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, is set forth in the preliminary proxy statement Yahoo! filed with the SEC on April 27, 2012 and will be set forth in the definitive proxy statement for Yahoo!’s 2012 annual meeting of shareholders when it is filed with the SEC.

Yahoo! Media Relations Contact:	Yahoo! Investor Relations Contact:
Charles Sipkins/Cassandra Bujarski	Joon Huh
Sard Verbinnen & Co	Yahoo! Inc.
(310) 201-2040	(408) 349-3382
jhuh@yahoo-inc.com

Matt Benson

Sard Verbinnen & Co

(415) 618-8750

Third Point LLC Contact:

Elissa Doyle, Managing Director

(212) 715-4907

edoyle@thirdpoint.com

###